Exhibit 5

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Weighted-Average Price Per Share
Master Fund	02/28/22	Sale	37,906	$13.5682 (1)
Master Fund	03/01/22	Sale	76,923	$12.3924 (2)
Master Fund	03/01/22	Sale	9,885	$13.4715 (3)
Master Fund	03/07/22	Sale	24,554	$12.1882 (4)
Master Fund	03/09/22	Sale	19,094	$13.356 (5)
Master Fund	03/10/22	Sale	21,985	$13.4636 (6)
Master Fund	03/16/22	Sale	24,779	$11.8493 (7)
Master Fund	03/17/22	Sale	23,978	$12.0965 (8)
Master Fund	03/21/22	Sale	15,323	$12.1992 (9)
Master Fund	03/22/22	Sale	21,885	$12.214 (10)
Master Fund	03/23/22	Sale	16,889	$12.1051 (11)
Master Fund	03/24/22	Sale	16,309	$12.1487 (12)
Master Fund	03/30/22	Sale	17,064	$13.0014 (13)
Master Fund	03/31/22	Sale	13,352	$13.0593 (14)
Master Fund	04/01/22	Sale	31,649	$13.3723 (15)
Master Fund	04/04/22	Sale	18,289	$13.4290 (16)
Master Fund	04/05/22	Sale	11,177	$13.4036 (17)
Master Fund	04/06/22	Sale	25,004	$13.3533 (18)
Master Fund	04/07/22	Sale	39,112	$13.4486 (19)
Master Fund	04/08/22	Sale	57,839	$14.1724 (20)
Master Fund	04/11/22	Sale	20,911	$13.9753 (21)
Master Fund	04/12/22	Sale	35,708	$14.1626 (22)
Master Fund	04/13/22	Sale	48,898	$14.5508 (23)
Master Fund	04/14/22	Sale	36,710	$14.6620 (24)

1.
This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.25 to $13.82, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnote 1 through 24 herein.

2.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $12.04 to $13.03, inclusive.

3.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.06 to $13.89, inclusive.

4.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $11.97 to $12.59, inclusive, inclusive.

5.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.16 to $13.57, inclusive.

6.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.23 to $13.59, inclusive.

7.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $11.66 to $12.07, inclusive.

8.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $11.87 to $12.28, inclusive.

9.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $12.12 to $12.41, inclusive.

10.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $11.87 to $12.43, inclusive.

11.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $11.92 to $12.64, inclusive.

12.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $11.90 to $12.27, inclusive.

13.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $12.77 to $13.35, inclusive.

14.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $12.56 to $13.21, inclusive.

15.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.20 to $13.52, inclusive.

16.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.22 to $13.79, inclusive.

17.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.21 to $13.58, inclusive.

18.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.01 to $13.52, inclusive.

19.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.14 to $13.73, inclusive.

20.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.57 to $14.33, inclusive.

21.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.85 to $14.04, inclusive.

22.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.95 to $14.49, inclusive.

23.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.175 to $14.81, inclusive.

24.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.505 to $14.97, inclusive.